Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Host Hotels & Resorts, L.P.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

McLean, Virginia

April 12, 2018